UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 17, 2016, TPG Specialty Lending, Inc. issued the following press release:

TPG Specialty Lending, Inc. Sends Letter to Independent Directors of TICC Capital Corp. Questioning

Recent Self-Interested Actions by Conflicted Board Members

Recent Share Purchases by TICC Directors without a Board Authorized Share Repurchase Program

Demonstrate a Clear Lack of Alignment Between the Board and Stockholder Interests

TSLX Demands TICC Board Announce a Substantial Board Authorized Stock Repurchase Program to Deliver

Value to Long-Suffering TICC Stockholders

TSLX Again Calls on TICC to Provide an Update on the Timing of the Annual Meeting and Immediately Seat

Nominee T. Kelley Millett on the TICC Board

NEW YORK—(BUSINESS WIRE)—TPG Specialty Lending, Inc. (“TSLX”; NYSE:TSLX), a specialty finance company focused on lending to middle-market companies, today sent a letter to Mr. Steven P. Novak, Mr. G. Peter O’Brien and Ms. Tonia L. Pankopf, the independent members of the Board of Directors of TICC Capital Corp. (“TICC”; Nasdaq: TICC), demanding that the independent members of the Board address recent purchases of TICC stock by two non-independent members of the Board.

TSLX encourages interested stakeholders to visit the website, www.changeTICCnow.com, to view other materials relating to TSLX’s efforts to effect positive change at TICC to maximize stockholder value.

A copy of the letter follows:

Mr. Steven P. Novak

Mr. G. Peter O’Brien

Ms. Tonia L. Pankopf

TICC Capital Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Mr. Novak, Mr. O’Brien and Ms. Pankopf,

We are writing to you, the independent members of the board of directors (the “Board”), as a significant stockholder of TICC Capital Corp. (“TICC” or “the Company”), to demand that you address the self-interested actions recently taken by those members of the Board and management of TICC with a financial interest in the existing manager, Mr. Charles Royce, Mr. Jonathan Cohen and Mr. Saul Rosenthal.

Since May 5, we have noted that Messrs. Royce, Cohen and Rosenthal have reported buying 230,800 shares of TICC on the open market, representing 0.4% of the Company’s shares outstanding.

We find the timing of these incremental purchases to be highly questionable. Despite the shares trading below net asset value (“NAV”) for 613 consecutive days as of May 16, 2016, this is the first time in over four years that any of these individuals or members of the board has bought shares on the open market.

We believe Messrs. Royce, Cohen and Rosenthal are buying shares at this time in order to build a larger stake prior to establishing the record date for the Company’s as yet unscheduled 2016 Annual Meeting. As you know, we previously submitted a proposal for TICC’s stockholders to vote at the 2016 Annual Meeting to terminate the Company’s Investment Advisory Agreement, dated as of July 1, 2011 (the “Investment Advisory Agreement”), with the existing adviser controlled by Messrs. Royce, Cohen and Rosenthal. Under the Investment Company Act of 1940, as amended, TICC’s management or its stockholders can terminate the Investment Advisory Agreement at no cost to TICC’s stockholders.

The only reasonable conclusion is that Messrs. Royce, Cohen and Rosenthal are acquiring shares out of self-interested motives – to vote against our proposal in an effort to retain the personal benefits to them under the Investment Advisory Agreement:

•	The economic and voting benefit of these share purchases solely rests with Messrs. Cohen, Royce and Rosenthal, which they will no doubt vote without regard to the interests of TICC’s other stockholders.

•	These purchases have been undertaken at a time when the Board has failed to set a record date or file a proxy statement for the 2016 Annual Meeting, consistent with the Company’s practice of doing so by this time in each of the last 11 years. This means Messrs. Cohen, Royce and Rosenthal will undoubtedly attempt to vote these additional shares at the meeting.

These purchases are especially troubling since we have been calling for the Board to approve share buy-backs that would benefit all of TICC’s stockholders for quite some time. The Board’s failure to approve share buy-backs is even more shocking in light of Mr. Novak’s recent share purchases. This means that a majority of the Board believes TICC shares represent a strong investment right now but yet the Board itself has failed to authorize a repurchase program. We remind the Board that buying shares personally is not mutually exclusive with authorizing a repurchase program.

Failing to make purchases at the Company level is another example of TICC’s appallingly bad corporate governance and another clear prioritization of the external manager fee stream at the expense of stockholder value creation. Simply put, a board authorized stock repurchase program would benefit all TICC stockholders (having delivered an estimated $0.12 of accretion in the first quarter of 2016). We would like you to explain to stockholders why the Board has failed to authorize such repurchases. Is the Board concerned that such repurchases would increase TSLX’s holdings in TICC as a percentage of outstanding shares?

The simple fact is that direct share purchases by self-interested directors and management team members effectively create votes in favor of the external manager. By failing to implement buy-backs at the Company level, it appears the board is allowing self-interested actions that directly undermine creating stockholder value to protect the external manager fee stream. How else can board members justify buying shares on the open market but not approving a stock repurchase program?

It is incumbent on you, the independent members of the Board, to protect stockholders from these self-serving actions and act in the best interest of ALL TICC stockholders.

Furthermore, given the past actions of the independent members of the board, the time for you to demonstrate your ability to act independently is now past due. As we stated in our last letter, Mr. Novak has collected over $1.0 million in Board-related compensation through his 12-plus year tenure with the Company. We note that Mr. O’Brien and Ms. Pankopf have also collected significant Board-related compensation over a similar time period.

Furthermore, we continue to question Mr. Novak’s ability to be viewed as independent. Mr. Novak led the Special Committee during the flawed and failed transaction that attempted to reward the underperforming external manager in 2015. This supposed leadership resulted in a process in which a federal judge found TICC to have misled stockholders and to have likely violated federal securities laws. We applaud Mr. Novak acceding to our demands to finally purchase TICC shares – having not done so since April 2012 – but we remain highly skeptical about his ability to act independently for all TICC stockholders.

We believe your reputation and ability to act as an independent director to protect stockholder value will hinge on how you now communicate to TICC stockholders. To address these serious actions we demand the independent members of the board act immediately to take the following steps:

1.	Immediately announce a substantial, board authorized stock repurchase program;

2.	Immediately seat our nominee, T. Kelley Millet, on the Board and further refresh the Board with a new slate of independent directors, in consultation with us and other stockholders; and

3.	Immediately terminate the existing Investment Advisory Agreement.

Furthermore, as a corporate governance matter, it is unacceptable that the 2016 Annual Meeting has yet to be scheduled, despite the Company having done so by this date in each of the last 11 years. A record date should be set and the meeting scheduled forthwith. In addition, we believe the Board needs to publicly outline the Company’s trading window policies for directors and executive officers in light of the dubious timing of these purchases by Messrs. Royce, Cohen and Rosenthal.

TICC stockholders deserve directors who will act clearly and assertively to deliver value. The time for action is now.

Very truly yours,

TPG SPECIALTY LENDING, INC.

By:
Joshua E. Easterly Chairman and Co-Chief Executive Officer

By:
Michael Fishman Co-Chief Executive Officer

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX” or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $16 billion of assets under management as of March 31, 2016, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management as of December 31, 2015. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein may contain forward-looking statements, including, but not limited to, statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TICC Capital Corp. (“TICC”), statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TPG Specialty Lending, Inc. (“TSLX”), and statements with regard to TSLX’s proposed business combination transaction with TICC (including any financing required in connection with a possible transaction and the benefits, results, effects and timing of a possible transaction). Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX, TICC and/or the combined businesses of TSLX and TICC, including, but not limited to, statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside” and other similar expressions, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors including, without limitation, those discussed below. Such forward-looking statements are based upon TSLX’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC or the actual results or performance of TICC, TSLX or TICC and TSLX on a combined basis to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Risks and uncertainties related to a possible transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate a transaction on the terms set forth in its proposal or on other terms, uncertainty as to whether TICC’s board of directors will engage in good faith, substantive discussions or negotiations with TSLX concerning its proposal or any other possible transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of a transaction, uncertainties as to the timing of a transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of a transaction or any failure to complete a transaction, competitive responses to the announcement or consummation of a transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of a transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to a potential integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from a transaction, unexpected costs, liabilities, charges or expenses resulting from a transaction, litigation relating to a transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

In connection with TSLX’s solicitation of proxies for the 2016 annual meeting of TICC stockholders in favor of (a) the election of TSLX’s nominee to serve as a director of TICC and (b) TSLX’s proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended, TSLX filed a preliminary proxy statement on Schedule 14A with the SEC on May 12, 2016 (the “TSLX Preliminary Proxy Statement”) and intends to file a definitive proxy statement in connection therewith (the “TSLX Definitive Proxy Statement” and, together with the TSLX Preliminary Proxy Statement, the “TSLX Proxy Statement”). When complete, the TSLX Definitive Proxy Statement and accompanying GOLD proxy card will be mailed to stockholders of TICC. This communication is not a substitute for the TSLX Proxy Statement.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND THE OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT  HTTP://WWW.SEC.GOV AND ON TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE TSLX PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participants in the solicitation are TSLX and T. Kelley Millet, and certain of TSLX’s directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX directly beneficially owned 1,633,719 shares of common stock of TICC. As of the date hereof, Mr. Millet did not directly or indirectly beneficially own any shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 24, 2016, its proxy statement for the 2016 annual meeting of TSLX stockholders, which was filed with the SEC on April 8, 2016, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the TSLX Preliminary Proxy Statement and will be available in the TSLX Definitive Proxy Statement and other relevant materials to be filed with the SEC when they become available.

This document shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

TPG Specialty Lending

Investors

Lucy Lu, 212-601-4753

llu@tpg.com

or

Media

Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

Abernathy MacGregor

Tom Johnson, 212-371-5999

tbj@abmac.com

or

Pat Tucker, 212-371-5999

pct@abmac.com